AMENDMENT NO. 1 TO

POOLING AND SERVICING AGREEMENT

among

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.,

as Depositor

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

and

EMC MORTGAGE CORPORATION

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

Bear Stearns Mortgage Funding Trust 2006-AR1,

Mortgage Pass-Through Certificates, Series 2006-AR1

Dated as of August 25, 2006

This AMENDMENT NO. 1 is made and entered into as of this 25th day of August 2006 to that certain Pooling and Servicing Agreement (the “Agreement”), by and among Structured Asset Mortgage Investments II Inc., as depositor, Wells Fargo Bank, National Association, as trustee and EMC Mortgage Corporation, as sponsor.

SECTION 1. DEFINED TERMS. Unless otherwise amended by the terms of this Amendment No. 1, terms used in this Amendment No. 1 shall have the meanings assigned in the Agreement.

SECTION 2. AMENDMENT TO AGREEMENT. Pursuant to Section 11.02(a)(ii) of the Agreement, the Agreement is hereby amended effective as of the date of the Agreement as follows:

2.1          Article XI is hereby corrected by replacing the second subsection reference "(iv)" in Section 11.02(a) with "(vi)".

SECTION 3. FURTHER AMENDMENTS TO AGREEMENT. Pursuant to amended Section 11.02(a)(vi) of the Agreement, the Agreement is hereby amended effective as of the date of the Agreement as follows:

3.1          The defined term “Account” in Article I of the Agreement is hereby deleted and replaced in its entirety with the following (new language underlined and in bold):

Account: The Custodial Account, the Adjustable Rate Supplemental Fund, the Distribution Account, the Reserve Fund, the Final Maturity Reserve Account or the Class XP Reserve Account as the context may require.

Article I of the Agreement is hereby amended by adding the following defined term to Article I:

Adjustable Rate Supplemental Fund: An “outside reserve fund” within the meaning of Treasury Regulation 1.860G-2(h), which is not an asset of any REMIC and which is established and maintained pursuant to Section 4.05.

3.2          The defined term “Interest Funds” in Article I of the Agreement is hereby deleted and replaced in its entirety with the following (new language underlined and in bold):

Interest Funds: With respect to each Loan Group and any Distribution Date, (i) the sum, without duplication, of (a) all scheduled interest collected in respect to the related Mortgage Loans during the related Due Period less the related Servicing Fee and any related amounts to be reimbursed to EMC, the Servicer, the Trustee and the Custodian as provided herein, (b) all Monthly Advances relating to interest with respect to the related Mortgage Loans made on or prior to the related Distribution Account Deposit Date, (c) all Compensating Interest Payments with respect to the related Mortgage Loans and required to be remitted by the Servicer pursuant to this Agreement with respect to such Distribution Date, (d) Liquidation Proceeds with respect to the Mortgage Loans collected during the related Prepayment Period (or, in the case of

Subsequent Recoveries, during the related Due Period), to the extent such Liquidation Proceeds relate to interest, less all Nonrecoverable Advances relating to interest and certain expenses, in each case, with respect to the Mortgage Loans in the Related Loan Group, (e) all amounts relating to interest with respect to each Mortgage Loan in the related Loan Group purchased by the Depositor pursuant to Sections 2.02, 2.03 or 3.21 during the related Due Period less all Non-Recoverable Advances relating to interest, (f) all amounts in respect of interest paid by the Depositor pursuant to Section 10.01 allocated to the related Loan Group, in each case to the extent remitted by the Servicer to the Distribution Account pursuant to this Agreement, ~~and~~ (g) the amount of any Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, allocated to the related Loan Group, included in Available Funds for such Distribution Date that are applied in connection with any Deferred Interest in accordance with the definition of Net Deferred Interest to EMC, the Depositor, the Servicer or the Trustee, and (h) with respect to Loan Group I, any amounts deposited in the Adjustable Rate Supplemental Fund and available for distribution to the Group I Certificates on such Distribution Date in accordance with Section 4.05, minus (ii) all amounts required to be reimbursed pursuant to Sections 4.01, 4.03~~,~~ and 4.04 ~~and 4.05~~ and allocated to the related Loan Group or as otherwise set forth in this Agreement.

3.3          Article II of the Agreement is hereby amended by the following clause to the end of subsection 2.01(a)(iv):

"and such assets relating to the Group I Mortgage Loans as from time to time may be held by the Trustee in the Adjustable Rate Supplemental Fund for the benefit of the Group I Offered Certificates".

3.4          Article IV of the Agreement is hereby amended by adding a new Section 4.05 as follows:

Section 4.05	Adjustable Rate Supplemental Fund.

(a)           No later than the initial Distribution Date, the Trustee shall establish and maintain, in trust for the benefit of the holders of the Group I Offered Certificates, a segregated trust account or sub-account of a trust account, which shall be titled “Adjustable Rate Supplemental Fund, Wells Fargo Bank, National Association, as Trustee for the benefit of holders of Structured Asset Mortgage Investments II Inc., Bear Stearns Mortgage Funding Trust 2006-AR1, Mortgage Pass-Through Certificates, Series 2006-AR1, Group I Offered Certificates” (the “Adjustable Rate Supplemental Fund”). The Adjustable Rate Supplemental Fund shall be an Eligible Account or a sub-account of an Eligible Account. No later than the initial Distribution Date, the Depositor shall pay to the Trustee an amount equal to $200,000 which shall be deposited by the Trustee into the Adjustable Rate Supplemental Fund. Pursuant to Section 6.01, on the initial Distribution Date, amounts on deposit in the Adjustable Rate Supplemental Fund will be withdrawn from the Adjustable Rate Supplemental Fund and paid to the Group I Offered Certificates to the extent that Current Interest on the Group I Offered Certificates on the initial Distribution Date is reduced by application of the related Net Rate Cap on such initial Distribution Date. The Adjustable Rate

Supplemental Fund will be entitled to be replenished on each future Distribution Date from the Interest Funds otherwise payable on such Distribution Date to the Class I-B-IO Certificates, until the Adjustable Rate Supplemental Fund has been replenished to the extent of the amount paid from the Adjustable Rate Supplemental Fund on the initial Distribution Date. On each future Distribution Date, all amounts on deposit in the Adjustable Rate Supplemental Fund as set forth in the preceding sentence will be distributed to the Depositor or its designee. On the Distribution Date on which the aggregate of the amounts replenished to the Adjustable Rate Supplemental Fund equals $200,000, all amounts then on deposit in the Adjustable Rate Supplemental Fund will be distributed to the Depositor or its designee (as set forth in the preceding sentence), and following such distribution the Adjustable Rate Supplemental Fund will be terminated.

(b)          The Trustee will invest funds deposited in the Adjustable Rate Supplemental Fund as directed by the Depositor or its designee in writing in Permitted Investments with a maturity date (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from the Adjustable Rate Supplemental Fund pursuant to this Agreement, if a Person other than the Trustee or an Affiliate of the Trustee is the obligor for such Permitted Investment, or (ii) no later than the date on which such funds are required to be withdrawn from the Adjustable Rate Supplemental Fund pursuant to this Agreement, if the Trustee or an affiliate of the Trustee is the obligor for such Permitted Investment (or, if no written direction is received by the Trustee from the Depositor, then funds in the Adjustable Rate Supplemental Fund shall remain uninvested). For federal income tax purposes, the Depositor shall be the owner of the Adjustable Rate Supplemental Fund and shall report all items of income, deduction, gain or loss arising therefrom. At no time will the Adjustable Rate Supplemental Fund be an asset of any REMIC created hereunder. All income and gain realized from investment of funds deposited in the Adjustable Rate Supplemental Fund, which investment shall be made solely upon the written direction of the Depositor, shall be for the sole and exclusive benefit of the Depositor and shall be remitted by the Trustee to the Depositor within one Business Day after the termination of the Adjustable Rate Supplemental Fund. The Depositor shall deposit in the Adjustable Rate Supplemental Fund the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss, without any right of reimbursement therefor.

3.5          Article VI of the Agreement is hereby amended by inserting a new paragraph at the end of Section 6.01(a), as follows:

“If on the initial Distribution Date, the amounts payable to the Group I Offered Certificates in respect of the related Interest Funds for such Distribution Date is reduced due to the application of the related Net Rate Cap, the Trustee shall transfer from the Adjustable Rate Supplemental Fund for distribution to the applicable Class or Classes of Group I Certificates on such Distribution Date, an amount equal to the lesser of (i) the amount on deposit in the Adjustable Rate Supplemental Fund, and (ii) the amount of such applicable shortfall.”

3.6          Section 6.01(a)(iii) "Twelfth" of Article VI of the Agreement is hereby deleted and replaced in its entirety with the following (new language underlined and in bold):

Twelfth, from amounts in the Adjustable Rate Supplemental Fund (only with respect to the initial Distribution Date as described herein) and from any remaining Excess Cashflow with respect to Loan Group I, to the Class I-A Certificates, any Basis Risk Shortfall and any Basis Risk Shortfall Carry-forward Amount for each such Class for such Distribution Date, pro rata, based on the Basis Risk Shortfall and Basis Risk Shortfall Carry-forward Amount owed to each such Class;

3.7          Section 6.01(a)(iii) "Thirteenth" of Article VI of the Agreement is hereby deleted and replaced in its entirety with the following (new language underlined and in bold):

Thirteenth, from amounts in the Adjustable Rate Supplemental Fund (only with respect to the initial Distribution Date as described herein) and from any remaining Excess Cashflow with respect to Loan Group I, to the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6 and Class I-B-7 Certificates, sequentially, in that order, any Basis Risk Shortfall and any Basis Risk Shortfall Carry-forward Amount, in each case for such Class for such Distribution Date;

3.8          Section 6.01(a)(iii) of Article VI of the Agreement is hereby amended by adding a new clause “Fourteenth”, as follows, and by renumbering existing clause “Fourteenth” and “Fifteenth”, as “Fifteenth” and “Sixteenth”, respectively:

“Fourteenth, if the Adjustable Rate Supplemental Fund has not been terminated pursuant to Section 4.05, to the Adjustable Rate Supplemental Fund, the lesser of (A) any remaining amounts, and (B) the amount which, when added to amounts on deposit in the Adjustable Rate Supplemental Fund, would equal $200,000;”

3.9          The second to last paragraph of Section 6.01(a)(iii) of Article VI of the Agreement is hereby deleted and replaced in its entirety with the following (new language underlined and in bold) :

"All payments of amounts in respect of Basis Risk Shortfall or Basis Risk Shortfall Carry Forward Amounts made pursuant to the provisions of this paragraph (a) (including amounts paid from the Class A Reserve Fund) shall, for federal income tax purposes, be deemed to have been distributed from REMIC IV to the holder of the Class I-B-IO Certificates and then paid outside of any 2006-AR1 REMIC to the recipients thereof pursuant to an interest rate cap contract. By accepting their Certificates the holders of the Certificates agree so to treat such payments for purposes of filing their income tax returns."

3.10        Section 9.01(c) of Article IX of the Agreement is hereby deleted and replaced in its entirety with the following (new language underlined and in bold):

"On each Distribution Date, the Trustee shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account and the Adjustable Rate Supplemental Fund as provided in Sections 4.05, 6.01 and 10.01 herein."

SECTION 4. EFFECTIVENESS OF AGREEMENT. Except as expressly amended by the terms of this amendment, all terms and conditions of the Agreement, as amended, shall remain in full force and effect.

SECTION 5. EXECUTION IN COUNTERPARTS. This Amendment No. 1 may be executed by the parties hereto in several counterparts, each of which shall be executed by the parties hereto and be deemed an original and all of which shall constitute together by one and the same Agreement.

SECTION 6. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to conflict of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to the Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., as Depositor

By: __/s/ Baron Silverstein_________
Name: Baron Silverstein
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By: ___/s/ Stacey Taylor__________
Name: Stacey Taylor
Title: Vice President

EMC MORTGAGE CORPORATION, as Sponsor

By: ___/s/ Dana Dillard_________
Name: Dana Dillard
Title: Senior Vice President

BEAR, STEARNS SECURITIES CORP., as 100% holder of the Class I-B-IO Certificates, hereby consents to this Amendment No. 1

By: __/s/ Paul Friedman___________
Name: Paul Friedman
Title: Senior Managing Director

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